AMENDMENT NO. 11 AND TWELFTH WAIVER UNDER CREDIT AGREEMENT

                  AMENDMENT NO. 11 AND TWELFTH WAIVER (this "Amendment"), dated as of July 6, 2000, to and under the Credit Agreement, dated as of March 30, 1998 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among SUNBEAM CORPORATION (the "Parent"), the SUBSIDIARY BORROWER referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                              W I T N E S S E T H :

                  WHEREAS, the Parent, the Subsidiary Borrower, the Lenders and the Agents are parties to the Credit Agreement;

                  WHEREAS, the Parent has advised the Administrative Agent and the Lenders that the Parent proposes to pursue an "exchange offer" with respect to the Subordinated Notes by offering to issue to the holders thereof a combination of shares of common stock of the Parent and senior secured subordinated Indebtedness of the Parent;

                  WHEREAS, in order to permit consummation of the "exchange offer" the Parent has requested that the Lenders agree to amend Section 6.01 (Indebtedness) and Section 6.02 (Liens) of the Credit Agreement and waive
Section 6.06 (Restricted Payments; Voluntary Payments) and Section 6.08 (Restrictive Agreements) of the Credit Agreement; and

                  WHEREAS, the Administrative Agent and the Lenders are willing to agree to such requested amendments and waivers, but only upon the terms and conditions of this Amendment;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement (after giving effect to this Amendment) has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement after giving effect to this Amendment. Except as herein specifically amended or waived hereby, all terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall be performed by the parties thereto according to such terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Loan Document or indicate the Lenders' willingness to consent to any other modification, amendment or waiver of the Credit Agreement or any other Loan Document.

                  Section 2. Defined Terms. Section 1.01 of the Credit Agreement is amended:

(a) to amend the definition of "Change in Control": (i) to delete the word "or" immediately after clause (d) in such definition, and (ii) to add immediately before the period at the end of such definition the following "; or (e) the occurrence of a "Change of Control" (as defined in the Senior Indenture)";

(b) to delete in its entirety the defined term "Loan Documents" in such Section; and

(c) to add in their appropriate alphabetical order in such Section the following defined terms:

                  ""Amendment No. 11" means Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000, to and under this Agreement.

                  "Exchange Offer" means the exchange offer by the Parent, pursuant to the Offering Circular prepared by the Parent and the related Letter of Transmittal , to each holder of the Subordinated Notes to accept approximately 17 shares of common stock of the Parent and $150 original principal amount of the Senior Subordinated Notes for each $1,000 principal amount at maturity of the Subordinated Notes validly tendered and not withdrawn by such holder in accordance with the terms and conditions of such exchange offer.

                  "Intercreditor Agreement" means the Intercreditor Agreement, in the form attached as Exhibit A to Amendment No. 11, to be executed and delivered by the trustee under the Senior Indenture and the Administrative Agent, in respect of the Liens permitted under Section 6.02(h), as amended from time to time in accordance with the terms thereof.

                  "Loan Documents" means this Agreement, the Letters of Credit, the Subsidiary Guarantees, the Collateral Documents, the Registration Rights Agreement and the Subsidiary Borrowing Agreement executed by Coleman pursuant to Section 2.19.

                  "Registration Rights Agreement" means the Registration Rights Agreement, in the form attached as Exhibit B to Amendment No. 11, to be executed and delivered by the Parent and the Lenders, in respect of the capital stock of the Parent to be issued to the Lenders pursuant to Amendment No. 11, as amended from time to time in accordance with the terms thereof.

                  "Senior Indenture" means the Indenture, in the form attached as Exhibit C to Amendment No. 11, to be executed and delivered by the Parent and the trustee thereunder, in respect of the Senior Subordinated Notes, as amended from time to time in accordance with
         Section 6.09.

                  "Senior Subordinated Notes" means the 11% Senior Secured Subordinated Notes Due 2011 issued by the Parent pursuant to the Senior Indenture.".

                  Section 3. Affirmative Covenants. Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.15 at the end of such Section as follows:

                  " SECTION 5.15. Preferred Stock. If shares of preferred stock are issued to the Lenders on account of the risk adjustment fee payable pursuant to Amendment No. 11, the Parent shall use its best efforts promptly after the expiration of the Exchange Offer to obtain shareholder approval to exchange such shares of preferred stock for an equivalent number of shares of common stock of the Parent, and the Parent shall make such exchange promptly after obtaining such approval.".

         Section 4. Indebtedness. Section 6.01 of the Credit Agreement is amended:

(a) to delete the word "and" immediately after paragraph (g) in such Section;

(b) to replace the period at the end of paragraph (h) of such Section with "; and"; and

(c)      to add the following new paragraph (i) at the end of such Section:

                           "(i) Indebtedness of the Parent under the Senior
                  Indenture and evidenced by the Senior Subordinated Notes, provided that (i) the principal amount of such Indebtedness at the date of issuance thereof pursuant to the Senior Indenture shall not exceed $150 for each $1,000 principal amount at maturity of the Subordinated Notes validly tendered and not withdrawn pursuant to the Exchange Offer ($173 at maturity for each such $1,000) and (ii) such Indebtedness shall be subordinated, in the manner and to the extent set forth in the Senior Indenture, to the Obligations.".

         Section 5. Liens. Section 6.02 of the Credit Agreement is amended:

(a) to delete the word "and" immediately after paragraph (f) in such Section;

(b) to replace the period at the end of paragraph (g) of such Section with "; and"; and

(c)      to add the following new paragraph (h) at the end of such Section:

                           "(h) Liens on the capital stock of Laser Acquisition
                  Corp., Sunbeam Americas Holdings, Ltd. and DDG I, Inc. (including Liens on proceeds thereof consisting of cash or equity interests) to secure Indebtedness permitted under
                  Section 6.01(i), provided that such Liens shall be (i) granted by the Parent pursuant to a junior pledge and security agreement in the form attached as Exhibit E to Amendment No. 11 and (ii) subordinated, in the manner and to the extent set forth in the Intercreditor Agreement and the Senior Indenture, to the Liens on such capital stock granted by the Parent pursuant to the Parent Pledge and Security Agreement.".

         Section 6. Restricted Payments; Voluntary Payments. Paragraph (b) of
Section 6.06 of the Credit Agreement is amended by adding the phrase "the Senior Subordinated Notes or" immediately after the phrase "(including, without limitation," contained in such paragraph.

         Section 7. Modification of Certain Documents. Paragraph (a) of Section
6.09 of the Credit Agreement is amended by replacing the phrase "or the Indenture or any other agreement or instrument governing the terms of the Subordinated Notes or of any other Indebtedness" in clause (ii) of such paragraph with the phrase "or the Senior Indenture, the

Indenture or any other agreement or instrument governing the terms of the Senior Subordinated Notes, the Subordinated Notes or of any other Indebtedness".

         Section 8. Waiver. The Lenders hereby waive Section 6.06 (Restricted Payments; Voluntary Payments) and Section 6.08 (Restrictive Agreements) of the Credit Agreement, but solely to the extent necessary to permit the Parent to consummate the Exchange Offer, provided that the foregoing waiver is subject to the following terms and conditions: (a) at the time of commencement of the Exchange Offer no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) the issuance of the common stock of the Parent pursuant to the Exchange Offer is not subject to shareholder approval, (c) the Exchange Offer is commenced within 180 days after the Amendment Effective Date (as defined in Section 13 below), (d) the Indebtedness to be issued pursuant to the Exchange Offer (i) shall not exceed the amount permitted under Section 6.01(i) of the Credit Agreement (after giving effect to this Amendment), (ii) shall be governed by an Indenture in the form attached hereto as Exhibit C and (iii) shall be secured only by the junior Liens permitted under Section 6.02(h) of the Credit Agreement (after giving effect to this Amendment), which Liens shall be (A) granted by the Parent pursuant to a junior pledge and security agreement in the form attached hereto as Exhibit E and (B) subordinated, pursuant to an Intercreditor Agreement in the form attached hereto as Exhibit A, to the Liens granted by the Parent pursuant to the Parent Pledge and Security Agreement and (e) the Parent shall pay to the Lenders the risk adjustment fee set forth in Section 9 below within five Business Days after the expiration of the Exchange Offer and, on or before such date, the Parent shall (i) execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit B with respect to the shares of common stock (and preferred stock, if applicable) to be issued to the Lenders pursuant to Section 9 below, (ii) certify to the Lenders in a certificate of a Financial Officer that the representations and warranties set forth in Section 12(b) below are true and correct at and as of the date of issuance of such shares of stock of the Parent and (iii) cause to be delivered to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to the Parent, together with certificates and resolutions, covering such matters relating to the Parent and the capital stock of the Parent to be issued to the Lenders pursuant to Section 9 below as the Required Lenders shall reasonably request.

         Section 9. Risk Adjustment Fee; Registration Rights. In consideration of the amendments and waivers set forth in this Amendment, the Parent shall pay to the Lenders, pro rata based upon their respective Commitments, a risk adjustment fee payable in shares of the common stock of the Parent within five Business Days after the expiration of the Exchange Offer as follows: a minimum of 2,500,000 shares of common stock of the Parent if any Senior Subordinated Notes are issued pursuant to the Exchange Offer, which number of shares shall increase on a straight line basis to a maximum of 4,500,000 shares of common stock of the Parent for each $1,000 (i.e., increase 14.545 shares per $1,000) original principal amount of Senior Subordinated Notes issued pursuant to the Exchange Offer in excess of $162,500,000, provided that if the aggregate number of shares of common stock to be issued to the Lenders would exceed the number of such shares which could at such time be issued to the Lenders without requiring shareholder approval under the applicable rules of the New York Stock Exchange, the Parent shall issue to the Lenders the number of shares of common stock of the Parent that could then be issued in compliance with such rules, together with shares of preferred stock of the Parent equal to the amount of such excess. Any shares of preferred stock issued to the Lenders shall have the terms set forth in the Certificate of Designation of Preferred Stock attached hereto as Exhibit D.

         Section 10. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

         Section 11. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 12. Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Parent and the Subsidiary Borrower (to the extent applicable to it thereunder) hereby represent and warrant that all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby.

         (b) As of the date of issuance to the Lenders of the shares of capital stock of the Parent pursuant to Section 9 above, the Parent shall represent and warrant to each Lender that (i) the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware,
(ii) the Parent has the corporate power and authority to issue such shares,
(iii) the issuance of such shares has been duly authorized by all necessary corporate action and does not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any Lien upon the Parent's assets pursuant to, any law, rule, regulation or contractual obligation binding upon the Parent and (iv) when such shares have been issued by the Parent they will be duly authorized, validly issued, fully paid and nonassessable shares of the common stock and preferred stock, as applicable, of the Parent with no personal liability attaching to the ownership thereof.

         Section 13. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which:

         (a) the Administrative Agent shall have received from each of the Parent, the Subsidiary Borrower and the Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

         (b) the Required Lenders shall be satisfied (and by their execution hereof, the Lenders hereby confirm that such Lenders are satisfied) that each of the following documents (including after giving effect to any nonmaterial modifications thereof which do not change in any manner the terms of the Senior Subordinated Notes) are in form and substance satisfactory to such Lenders: (i) the Intercreditor Agreement, in the form attached to this Amendment as Exhibit A, (ii) the Registration Rights Agreement, in the form attached to this Amendment as Exhibit B, (iii) the Senior Indenture, in the form attached to this Amendment as Exhibit C, (iv) the Certificate of Designation of Preferred Stock of the Parent, in the form attached to this Amendment as Exhibit D and (v) the junior pledge and security agreement, in the form attached to this Amendment as Exhibit E (each such Exhibit shall be deemed amended to give effect to any such nonmaterial modification); and

         (c) the Administrative Agent shall have received payment of all fees and other amounts due and payable pursuant to the Credit Agreement, including reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and the Lenders invoiced to the Parent and required to be reimbursed or paid by the Parent under the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                               SUNBEAM CORPORATION


                               By____________________________
                                     Name:
                                     Title:


                               THE COLEMAN COMPANY, INC.


                               By____________________________
                                     Name:
                                     Title:


                               MORGAN STANLEY SENIOR FUNDING, INC.,
                                    individually and as Syndication Agent


                               By____________________________
                                     Name:
                                     Title:


                               BANK OF AMERICA, N.A.,
                                    individually and as Documentation Agent


                               By____________________________
                                     Name:
                                     Title:



                               FIRST UNION NATIONAL BANK,
                                    individually and as Administrative Agent


                               By____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT, dated as of __________ __, 2000, among (a) FIRST UNION NATIONAL BANK, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent") under the Credit Agreement dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among Sunbeam Corporation (the "Company"), the subsidiary borrower referred to therein, the lenders party thereto (the "Senior Lenders"), Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and the Administrative Agent; (b) The Bank of New York, not in its individual capacity, but only as trustee (in such capacity, together with its successors and assigns in such capacity, the "Trustee") under the Indenture, dated as of _________ __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Company, as the issuer of the Senior Subordinated Notes referred to below, and the Trustee; and (c) the Company.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Senior Credit Agreement, (a) the Senior Lenders have made loans and other extensions of credit to the Company and the subsidiary borrower referred to therein and (b) the Company has executed certain pledge agreements and security agreements pursuant to which the Company granted to the Administrative Agent, for the benefit of the Senior Lenders, a first priority security interest in substantially all of the assets of the Company to secure its obligations under the Senior Credit Agreement, including without limitation, a Parent Pledge and Security Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Senior Pledge Agreement"), pursuant to which the Company granted to the Administrative Agent, for the benefit of the Senior Lenders, a first priority security interest in all of the Company's right, title and interest in and to, among other things, the Collateral referred to below;

                  WHEREAS, at the request of the Company, the Administrative Agent and the Senior Lenders have executed an Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000 (the "Waiver"), to and under the Senior Credit Agreement to, among other things, permit the Company to incur the senior subordinated indebtedness under the Indenture and to grant junior liens on the Collateral to secure the Company's obligations under the Indenture, provided that such liens would be "silent" and subject and subordinate, pursuant to an intercreditor agreement in form and substance satisfactory to the Senior Creditors referred to below, to the liens on the Collateral granted by the Company pursuant to the Senior Pledge Agreement;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, (a) the Company has issued pursuant to the Indenture its 11% Senior Secured Subordinated Notes due 2011 (the "Senior Subordinated Notes") to the Holders referred to below and (b) the Company has executed a Junior Pledge and Security Agreement, dated as of _____________, 2000 (as amended, supplemented or otherwise modified from time to time, the "Junior Pledge Agreement"), pursuant to which the Company has granted to the Trustee, for the benefit of the Holders, a second priority security interest in all of the Company's right, title and interest in and to the Collateral to secure the obligations of the Company under the Indenture; and

                  WHEREAS, in accordance with the terms of the Waiver, and as a condition to the waiver contained therein, the Administrative Agent and the Trustee are executing and delivering this Agreement to set forth (a) their relative rights in respect of the Collateral in which security interests have been granted pursuant to the Senior Pledge Agreement and the Junior Pledge Agreement and (b) the terms of the subordination in favor of the Administrative Agent and the Senior Lenders of the junior security interest in the Collateral granted by the Company pursuant to the Junior Pledge Agreement;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. Definitions. (a) The following terms shall have the following meanings:

                  "Administrative Agent" has the meaning set forth in the preamble to this Agreement, and shall include each successor First Lien Representative (as defined in the Indenture).

                  "Agreement" means this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss. 101 et seq.

                  "Collateral" means (a) all of the shares of capital stock (together with any certificates evidencing such shares) of each of Sunbeam Americas Holdings, Ltd. and Laser Acquisition Corp., each a direct wholly-owned subsidiary of the Company, (b) any other shares of capital stock (together with any certificates evidencing such shares) required to be pledged to the Trustee pursuant to the Junior Pledge Agreement), (c) all of the Company's rights and privileges with respect to any such shares of capital stock and (d) all proceeds consisting of cash or Equity Interests (as defined in the Indenture) of any such shares of capital stock, including without limitation, all dividends or other income or collections thereon, and all payments or distributions with respect thereto.

                  "Holders" means the "Holders" as defined in the Indenture, including their respective successors and assigns.

                  "Indenture" has the meaning set forth in the preamble to this Agreement.

                  "Junior Creditors" means the collective reference to the Trustee and the Holders.

                  "Junior Lien" means the junior security interest in and lien on the Collateral granted by the Company to the Trustee, for the benefit of the Trustee and the Holders, pursuant to the Junior Pledge Agreement to secure the Junior Obligations.

                  "Junior Loan Documents" means the collective reference to the Indenture, the Senior Subordinated Notes and the Junior Pledge Agreement.

                  "Junior Obligations" means the "Secured Obligations" as defined in the Junior Pledge Agreement.

                  "Junior Pledge Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Senior Credit Agreement" has the meaning set forth in the preamble to this Agreement; for the purposes hereof, "Senior Credit Agreement" shall also be deemed to refer to any deferral, increase, renewal, extension, replacement, refinancing or refunding thereof (whether or not with the original Administrative Agent and Senior Lenders or another administrative agent or other lenders and whether pursuant to the original Senior Credit Agreement or any other credit agreement or other agreement or indenture).

                  "Senior Creditors" means the collective reference to the Administrative Agent and the Senior Lenders.

                  "Senior Lenders" has the meaning set forth in the preamble to this Agreement, including their respective successors and assigns and other holders from time to time of Senior Obligations.

                  "Senior Lien" means the senior security interest in and lien on the Collateral granted by the Company to the Administrative Agent, for the benefit of the Senior Lenders, pursuant to the Senior Pledge Agreement to secure the Senior Obligations.

                  "Senior Loan Documents" means the collective reference to the Senior Credit Agreement and the Senior Pledge Agreement.

                  "Senior Obligations" means the "Secured Obligations" as defined in the Senior Pledge Agreement.

                  "Senior Pledge Agreement" has the meaning set forth in the recitals to this Agreement; for purposes hereof, "Senior Pledge Agreement" shall also be deemed to refer to any successor or substitute pledge agreement executed in connection with a Senior Credit Agreement.

                  "Senior Subordinated Notes" has the meaning set forth in the recitals to this Agreement.

                  "Trustee" has the meaning set forth in the preamble to this Agreement.

                  "Waiver" has the meaning set forth in the recitals to this Agreement.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any Senior Obligations shall mean the collective reference to (i) the indefeasible payment in full, in immediately available funds, of all such Senior Obligations, (ii) the termination of the commitments under the Senior Credit Agreement and (iii) the cash collateralization of any Senior Obligations in respect of letters of credit in accordance with the terms of the Senior Credit Agreement.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Acknowledgments; Agreements. (a) The Trustee, on its own behalf and on behalf of the Holders, (i) acknowledges that the Senior Lien is senior to and prior in all respects to the Junior Lien, (ii) acknowledges and agrees that the Junior Lien on the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien on the Collateral and that the Junior Creditors shall not have any claim to or in respect of the Collateral, or any proceeds of or realization on the Collateral, on a parity with or prior to the claim of the Senior Creditors, (iii) acknowledges and agrees that until the Senior Obligations have been paid in full, the exercise of rights and remedies in respect of the Junior Lien by the Junior Creditors under the Junior Pledge Agreement and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement, (iv) acknowledges and affirms the subordination of the Junior Obligations to the Senior Obligations to the extent and in the manner set forth in Article 10 of the Indenture, (v) acknowledges and affirms that the Senior Obligations constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture, and that the Senior Credit Agreement constitutes the "Senior Credit Agreement" under and as defined in the Indenture and (vi) acknowledges that the Senior Lenders would not have permitted pursuant to the Waiver the incurrence of the Junior Obligations and the grant of the Junior Lien in the absence of the execution and delivery of this Agreement by the parties hereto.

         (b) The Administrative Agent agrees that, to the extent that the Collateral includes items (such as stock certificates and instruments) which are held in the possession of the Administrative Agent pursuant to the Senior Pledge Agreement, the Administrative Agent will also hold (and hereby confirms that it does hold) such items in its possession as agent of the Trustee for purposes of perfecting the Junior Lien on such items, and the Trustee, on its own behalf and on behalf of the Holders, hereby authorizes and appoints the Administrative Agent to hold on the Trustee's behalf and as its agent all Collateral for purposes of possession and control under the Uniform Commercial Code or other applicable law. The Administrative Agent hereby accepts such authorization and appointment and the Trustee, on its own behalf and on behalf of the Holders, (i) releases the Administrative Agent from any liability whatsoever (other than liability resulting from the Administrative Agent's willful misconduct or gross negligence) in connection with such authorization and appointment and (ii) acknowledges that the Administrative Agent shall have no duty to the Trustee or the Holders as to any Collateral, regardless of whether such Collateral is in its possession or control or in the possession or control of any agent or bailee of the Administrative Agent. This authorization and appointment are a power coupled with an interest and are irrevocable.

         3. Rights in Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Senior Loan Documents, the Junior Loan Documents or any other document, filing or agreement (other than this Agreement) related to the creation, attachment, perfection or existence of the Senior Lien or the Junior Lien; (ii) the time, place, order or method of attachment or perfection of the Senior Lien or the Junior Lien; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral or any failure of the Administrative Agent to file or record any financing statement or any continuations thereof under the Uniform Commercial Code or other law of any applicable jurisdiction with respect to the Senior Lien or the Junior Lien and
(iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the Senior Lien shall have priority over and be senior and superior to the Junior Lien.

         (b) Without limiting the rights of the Senior Creditors under the Senior Loan Documents and as holders of "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture, so long as this Agreement has not been terminated pursuant to Section 9 below upon the payment in full of the Senior Obligations, and regardless of whether or not the Senior Obligations or the Junior Obligations have been accelerated or any bankruptcy proceeding or similar event or proceeding has been commenced by or against the Company:

(i) The Junior Creditors (individually or collectively) shall not exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Junior Loan Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding with respect to any such rights or remedies.

(ii) The Senior Lenders shall have the exclusive right to exercise rights and remedies in respect of the Collateral and the Senior Lien under the Senior Loan Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Creditors may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Creditors or any agent appointed by the Senior Creditors to sell or otherwise dispose of the Collateral, to incur expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(iii) No Junior Creditor shall (A) contest, protest or object to any exercise of rights or remedies by the Senior Creditors under any Senior Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, or any decision by the Senior Creditors to refrain from enforcing any such rights or exercising any such remedies and (B) contest the validity or enforceability of the Senior Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the Senior Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise).

(iv) The Senior Creditors shall have the sole and exclusive right (without the consent of any Junior Creditor and without any duty, obligation or liability arising from any such action) at any time to (A) consent to any proposed sale or other disposition of any Collateral, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and (B) release the Senior Lien on any Collateral in connection with any such sale or other disposition, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and the Junior Creditors shall be deemed to have consented to such release, sale or other disposition and any Junior Lien on the portion of any Collateral released, sold or disposed of shall be automatically extinguished and discharged upon any such release, sale or other disposition so long as the Senior Creditors have consented to such release, sale or other disposition.

         Upon any such release, sale or other disposition of any Collateral, the Junior Lien on such Collateral shall be automatically released, and the Trustee shall, at the expense of the Company, execute or cause to be executed such release documents and instruments and take such further actions to evidence such release as the Administrative Agent or the Company shall reasonably request.

                  (v) Any money, property, securities or other direct or indirect distributions of any nature whatsoever received by any Senior Creditor or Junior Creditor from the sale, disposition or other realization upon a foreclosure or other exercise of remedies of all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Administrative Agent in the form received, duly indorsed to such party, if required, and applied by the Administrative Agent in the following order:

                  First, to the payment in full of all Senior Obligations in accordance with Section 14 of the Senior Pledge Agreement;

                  Second, to the Trustee for application to the payment in full of all amounts due to the Trustee hereunder and pursuant to the Indenture (including without limitation, Section 7.07 of the Indenture) and then to the Junior Obligations in accordance with the terms of the Indenture until all such Junior Obligations have been paid in full; and

                  Third, to pay the Company or any designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

                  4. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Creditors. (a) All rights and interests of the Senior Creditors hereunder and all agreements and obligations of the Junior Creditors hereunder shall remain in full force and effect irrespective of:

                   (i) any lack of validity or enforceability of the Senior Obligations, the Senior Lien, any Senior Loan Document or any other document or agreement in respect of the Senior Obligations or the Senior Lien, including without limitation, any exchange, release or nonperfection of the Senior Lien;

                  (ii) any change in the time, manner or place of payment, or in any other term, of all or any of the Senior Obligations (including without limitation, any recission, in whole or in part, by the Senior Creditors of any demand for payment of any Senior Obligations), or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination or other modification, in whole or in part, including any increase in the amount thereof, whether by course of conduct or otherwise, of the Senior Obligations or of the terms of the Senior Credit Agreement, any other Senior Loan Document or any other document or agreement relating to the Senior Obligations or the Senior Lien; or

                  (iii) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Senior Obligations or the Senior Lien, or of any Junior Creditor in respect of this Agreement.

                  (b) The Trustee, on its own behalf and on behalf of each Holder, hereby waives (i) reliance by the Senior Creditors upon the subordination and other intercreditor arrangements set forth in the Indenture and this Agreement and (ii) any notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Creditors holding such Senior Obligations upon the Indenture and this Agreement. The Senior Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance on the Indenture and this Agreement, and all dealings between the Company and the Senior Creditors shall be deemed to have been consummated in reliance upon the Indenture and this Agreement.

                  (c) Without limiting the restrictions on amendments contained in the Indenture, prior to the payment in full of the Senior Obligations, the Junior Creditors shall not, without the prior written consent of the Administrative Agent, acting at the direction of the Senior Lenders in accordance with the terms of the Senior Credit Agreement, permit the Junior Loan Documents to be amended, supplemented or otherwise modified in any manner that could adversely affect the rights of the Senior Creditors under the Indenture and this Agreement.

                  (d) Except for any claim based solely upon willful misconduct or gross negligence, the Trustee, on behalf of each Holder, hereby waives any claim against any Senior Creditor with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake or oversight whatsoever on the part of such Senior Creditor or their respective directors, officers, employees or agents (i) with respect to any exercise of (or any decision to refrain from exercising) any rights or remedies in respect of the Senior Obligations under the Senior Loan Documents or applicable law or (ii) in connection with any transaction relating to any Collateral. Neither any Senior Creditor nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company, the Trustee or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (e) Notwithstanding any claim for subrogation that any Junior Creditor may otherwise have under applicable law, no Junior Creditor shall be subrogated to the rights of the Senior Creditors to receive distributions of Collateral in respect of the Senior Lien until the Senior Obligations shall have been paid in full.

                  (f) Except as set forth in paragraph 6, no Senior Creditor has made, and none of them hereby or otherwise makes to any Junior Creditor, any representations or warranties, express or implied, nor does any Senior Creditor assume any liability to any Junior Creditor with respect to, the financial or other condition of the Company, the Company's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the Senior Obligations, any Senior Loan Document, the Senior Lien, the Junior Obligations, any Junior Loan Document or the Junior Lien.

                  5. Provisions Applicable After Bankruptcy. The intercreditor and subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any proceeding under the Bankruptcy Code, and in furtherance thereof:

                  (a) the Senior Lien shall be reinstated to the extent any Senior Creditor is required to turn over or otherwise pay to the bankruptcy estate of the Company any amount of the Senior

Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the Senior Obligations had never been paid; and

                  (b) to the extent that the Junior Creditors have or acquire any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Creditors will only assert such rights as reasonably requested by the Administrative Agent and then only in a manner consistent with paragraph 3 hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement and the Indenture, of the Junior Lien to the Senior Lien, (ii) the benefit of the existence, acquisition or assertion of any such rights shall be subject to the subordination and other terms of this Agreement and Article 10 of the Indenture and (iii) in connection with any financing of the Company, the Junior Creditors shall be deemed to have consented to the grant of a lien on the Collateral in connection with any such financing which would be senior to, or pari passu with, the Senior Lien so long as the Senior Lenders have consented to the grant of such lien in connection with any such financing.

                  6. Representations.

                  (a) The Trustee represents and warrants to the Administrative Agent that the execution, delivery and performance of this Agreement by the Trustee is within its powers in its capacity as Trustee for the Holders, and has been duly directed pursuant to the Indenture

                  (b) The Administrative Agent hereby represents and warrants to the Trustee that the execution, delivery and performance of this Agreement by the Administrative Agent is within its powers in its capacity as Administrative Agent for the Senior Lenders, and has been duly directed pursuant to the Senior Credit Agreement.

                  7. Further Assurances. The Company and the Trustee, for its own behalf and on behalf of each Holder, at the Company's expense and at any time from time to time, upon the reasonable request of the Administrative Agent, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against the Company stating that the rights of the Trustee and the Holders are subject to the terms hereof and together with such assignments or endorsements as the Administrative Agent may reasonably deem necessary) and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, in respect of the Collateral and no other person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, liens and other rights that the Senior Creditors and the Junior Creditors have under the Senior Loan Documents and the Junior Documents, as the case may be, insofar as the rights of the Company or any other person or entity are involved.

                  9. Termination of Agreement; Acknowledgments. Upon payment in full of the Senior Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Creditors in respect of the Collateral shall thereafter be governed by the Junior Loan Documents. The Administrative Agent agrees that, within 30 days after the Senior Obligations have been paid in full, it will, upon the request of the Trustee, deliver to the Trustee, any items of the Collateral held in the possession of the Administrative Agent, or in the absence of any such request, the Administrative Agent will deliver any such items of Collateral to the Company.

                  10. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the commitments under the Senior Credit Agreement are terminated.

                  11. Notices. All notices, requests and demands to or upon the parties to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

        If to the Administrative Agent:    First Union National Bank

                                           301 South College Street, DC-5
                                           Charlotte, North Carolina  28288-0737
                                           Attention:  Mr. Thomas Molitor
                                           Telecopy:  (704) 374-3300
                                           Telephone: (704) 383-0018


        If to the Trustee:                 The Bank of New York

                                           101 Barclay Street
                                           21st Floor West
                                           New York, New York  10286
                                           Attention:  Corporate Trust
                                                    Trustee Administration
                                           (Attention:  Sunbeam Corporation,
                                           11% Senior Secured Subordinated Notes
                                     Due 2011)
                                           Telecopy:  (212) 815-5758
                                           Telephone:  (212) 815-5915/5917


The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

                  12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Administrative Agent and the Trustee.

                  13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto; provided that the rights of Senior Creditors hereunder shall be supplementary to, and not in any manner limit or impair, or be limited or impaired by, the rights of the Senior Creditors under the Indenture as the holders of "Senior Debt" and "Designated Senior Debt" under and as defined in the Indenture. The parties hereto agree that the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and any Junior Loan Document or Senior Loan Document.

                  15. Amendments in Writing; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, acting at the direction of the Senior Lenders in accordance with the terms of the Senior Credit Agreement, and by the Trustee, acting at the direction of the Holders in accordance with the terms of the Indenture.

                  (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of any Senior Creditor, any right, power or privilege hereunder or under any Senior Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  16. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of each Senior Creditor and Junior Creditor and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

                  (b) In the event the Senior Obligations are paid in full as a result of a replacement, refinancing or refunding of the Senior Obligations, the lenders under any such new credit facility or facilities shall be entitled (without any action by any party hereto) to succeed to the first priority lien on the Collateral to the extent afforded to the Senior Creditors in respect of the Senior Lien as set forth herein, and the Junior Creditors shall continue to have no more rights or remedies in respect of the Collateral than those provided to the Junior Creditors in respect of the Junior Lien hereunder. In furtherance thereof, the Trustee, on its own behalf and on behalf of the Holders, agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who causes the Senior Obligations to be paid in full, whether such successor financing, refinancing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

                  17. Expenses. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Trustee, on demand, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Trustee, in connection with the preparation and administration of this Agreement and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Senior Lender or the Trustee, including the fees, charges and disbursements of any counsel for the Administrative Agent, any

Senior Lender or the Trustee, in connection with the enforcement or protection of its rights in connection with this Agreement.

                   (b) The Company shall pay, indemnify, and hold each Senior Lender, the Administrative Agent and the Trustee (each such Person, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Indemnitee with respect to any of the foregoing, provided that such indemnity shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  18. Authority of Trustee and Administrative Agent . (a) Pursuant to the Junior Loan Documents, each of the Holders has appointed the Trustee to act as agent on behalf of the Holders for all purposes in connection with this Agreement, and the Trustee hereby confirms and agrees that it has agreed to so act on behalf of the Holders as provided therein and herein. Notwithstanding any provisions of the Junior Loan Documents to the contrary, as between the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, the Senior Creditors shall not be required or entitled to inquire as to or verify the authority or power of the Trustee to act on behalf of the Holders, and the Senior Creditors shall, without inquiry and without notice to any of the Holders, rely upon any act taken or notice given or any document executed by the Trustee with respect to the matters covered hereby as the act, notice or document of the Holders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Holders and the Trustee inter se). The Trustee shall not owe any fiduciary duty to any Senior Creditor.

                  (b) Pursuant to the Senior Loan Documents, each of the Senior Lenders has appointed the Administrative Agent to act as administrative agent on behalf of the Senior Lenders for all purposes in connection with this Agreement, and the Administrative Agent hereby confirms and agrees that it has agreed to so act on behalf of the Senior Lenders as provided therein and herein. Notwithstanding any provisions of the Senior Loan Documents to the contrary, as between the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, the Junior Creditors shall not be required or entitled to inquire as to or verify the authority or power of the Administrative Agent to act on behalf of the Senior Lenders, and the Junior Creditors shall, without inquiry and without notice to any of the Senior Lenders, rely upon any act taken or notice given or any document executed by the Administrative Agent with respect to the matters covered hereby as the act, notice or document of the Senior Lenders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Senior Lenders and the Administrative Agent inter se). The Administrative Agent shall not owe any fiduciary duty to any Junior Creditor.

                  19. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                    FIRST UNION NATIONAL BANK,
                                    as Administrative Agent


                                    By: ______________________________________
                                    Name:
                                    Title:


                                    _______________________,
                                    as Trustee


                                    By: ______________________________________
                                    Name:
                                    Title:




Acknowledged and Agreed:

SUNBEAM CORPORATION



By: _________________________________

      Name:

      Title:

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT is made and entered into as of ________ __, 2000, by and among SUNBEAM CORPORATION, a Delaware corporation (the "Company"), and the Holders referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Company is a party to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Subsidiary Borrower referred to therein, the lenders party thereto (collectively, the "Lenders"), Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and First Union National Bank, as administrative agent (in such capacity, the "Administrative Agent");

                  WHEREAS, pursuant to Amendment No. 11 and Twelfth Waiver, dated as of July 6, 2000 (the "Eleventh Amendment"), to and under the Credit Agreement, the Lenders have agreed to amend and waive certain provisions of the Credit Agreement to permit the Company to consummate the Exchange Offer referred to and as defined in the Eleventh Amendment; and

                  WHEREAS, in consideration of the Lenders' agreement to amend and waive certain provisions of the Credit Agreement to permit the Exchange Offer, the Company has agreed pursuant to the Eleventh Amendment to (a) issue to the Lenders (in such capacity, the "Holders") shares of the Common Stock and/or Preferred Stock of the Company referred to below and (b) provide certain registration and other rights to the Holders with respect to public offerings and sales of the Holders' Registrable Securities referred to below;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Agreement" means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized by law, regulation or executive order to close.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Delay Notice" has the meaning set forth in Section 6(c).

                  "Demand Participation Notice" has the meaning set forth in
         Section 3(a).

                  "Demand Registration" has the meaning set forth in Section
         3(b).

                  "Demand Registration Notice" has the meaning set forth in
         Section 3(a).

                  "Eleventh Amendment" has the meaning set forth in the recitals to this Agreement.

                  "Holder" means the Lenders identified on the signature pages hereto and any of their transferees hereunder of Registrable Securities; provided, however, that each Lender identified on the signature pages hereto, together with any affiliates of such Lender to which Registrable Securities have been transferred during the term of this Agreement, shall constitute one (1) Holder for purposes of the demand registration rights granted pursuant to Section 3 of this Agreement. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security to be the Holder thereof.

                  "Material Adverse Change" means, for purposes of Section 3(d)(ii), any material adverse change in, or the occurrence of any event which could reasonably be expected to have a material adverse effect on, the business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (it being understood that a change in general political, economic, financial, banking, capital market or consumer products industry conditions shall not be a "Material Adverse Change" unless such change has, or could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries as described above).

                  "Material Development Condition" has the meaning set forth in
         Section 6(c).

                  "Other Registration Statement" has the meaning set forth in
         Section 5(b).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Preferred Stock" means the preferred stock of the Company to be issued to the Lenders, as contemplated by the Eleventh Amendment, which preferred stock shall have the terms set forth in the Certificate of Designation of Preferred Stock attached as Exhibit D to the Eleventh Amendment.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all materials incorporated by reference in such prospectus.

                  "Registrable Securities" means (i) the shares of Common Stock and, if applicable, the shares of Preferred Stock, owned by the Holders on the date hereof or issued to or acquired by any Holders after the date hereof, in each case, as contemplated by the Eleventh Amendment, and (ii) any other securities issued or issuable as a result of any other transaction or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock or Preferred Stock.

                  "Registration Period" has the meaning set forth in Section
         3(c).

                  "Registration Statement" means any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

                  "Requesting Securityholder" has the meaning set forth in
         Section 4.

                  "Restricted Security" has the meaning set forth in Section 2.

                  "Rule 144" means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 415" means Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 903" means Rule 903 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 904" means Rule 904 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "SEC" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Underwritten Offering" means a registered offering in which securities of the Company are sold to an underwriter for re-offering to the public.

                  Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement or which has not been sold by a Holder pursuant to Rule 144 (except pursuant to a transfer to any affiliate of such Holder), Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or Rule 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or Rule 904 are ineligible for resale in the United States under Section 4(l) of the Securities Act notwithstanding expiration of the applicable restricted period.

                  Section 3. Demand Registration.

                  (a) Demand. Each Holder shall have the right to deliver one
(1) written notice to the Company to effect the registration (a "Demand Registration Notice") of all or such portion of the Registrable Securities consisting of Common Stock held by such Holder as such Holder shall specify and, from and after 90 days after the date of this Agreement, each Holder shall also have the right to deliver one (1) Demand Registration Notice in respect of all or such portion of the Registrable Securities consisting of Preferred Stock held by such Holder as such Holder shall specify. Within five (5) Business Days after receipt of any such Demand Registration Notice, the Company shall give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice (the "Demand Participation Notice") to the Company within fifteen (15) days after receipt of such notice from the Company, to elect to have included in such registration such number of shares of Registrable Securities consisting of Common Stock (if such Demand Registration Notice was in respect of Registrable Securities consisting of Common Stock) or Registrable Securities consisting of Preferred Stock (if such Demand Registration Notice was in respect of Registrable Securities consisting of Preferred Stock), as applicable, as such Holders may request in such Demand Participation Notice. A Holder or Holders may, at any time before the applicable Registration Statement relating to the Demand Registration is declared effective by the SEC, request that such Holder's Registrable Securities not be included therein by providing a written notice to that effect to the Company. Notwithstanding the foregoing, (i) if the managing underwriter or underwriters, if any, of any such proposed Demand Registration advises the Company and the Holders that the total amount of Registrable Securities which the Holders intended to be included in such Demand Registration (whether pursuant to a Demand Registration Notice, or a Demand Participation Notice, relating to such Demand Registration) is sufficiently large to adversely affect the success of such proposed Demand Registration, then the amount of Registrable Securities to be offered for the accounts of the Holders delivering Demand Participation Notices shall be reduced pro rata, based upon the aggregate number of Registrable Securities intended to be included in such Demand Registration by such Holders, to the extent necessary to reduce the total amount of Registrable Securities to be included in such proposed Demand Registration to the amount such managing underwriter or underwriters reasonably and in good faith believe will not jeopardize the success of such Demand Registration before the Registrable Securities offered by the Holder delivering the Demand Registration Notice are so reduced and (ii) the Company shall not be obligated to comply with more than one (1) Demand Registration Notice received from the Holders during any calendar quarter.

                  (b) Filing of Registration Statement. Upon receipt of a Demand Registration Notice, the Company shall use its reasonable best efforts to file, as expeditiously as possible, but in any event no later than thirty (30) days after the date of receipt of such Demand Registration Notice by the Company, a Registration Statement on Form S-3 (or any successor form), or in the case such Registration Statement is required to be made on Form S-1 or Form S-2 (or any successor form), no later than sixty (60) days after the date of receipt of such

Demand Registration Notice by the Company, covering all Registrable Securities which the Company has been so requested to register pursuant to such Demand Registration Notice and any related Demand Participation Notices (the "Demand Registration").

(c) Effectiveness of Registration Statement. Subject to the provisions of Sections 6(c) and (d), the Company agrees to use its reasonable best efforts to
(i) cause the Registration Statement relating to any Demand Registration described in Section 3(a) to become effective as promptly as practicable, and
(ii) thereafter keep each such Registration Statement effective continuously for the period (the "Registration Period") ending, subject to the second sentence of
Section 5(b) and clauses (3) and (4) of the last sentence of Section 6(c), on the earlier of (A) the first anniversary of the date such Registration Statement is declared effective by the SEC and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

                  (d) Discretion of Holders.

                  (i) Subject determine whether (A) to proceed with, withdraw from or terminate such proposed Demand Registration to the provisions of this Agreement, the Holder requesting a Demand Registration shall,
         (B) such Demand Registration will be an Underwritten Offering of the Registrable Securities to be sold pursuant to such Demand Registration and, if such Demand Registration will be an Underwritten Offering, such Holder shall select the investment banker or bankers that will manage the offering, provided that such investment banker or bankers shall be reasonably satisfactory to the Company and any other Holders participating in such Underwritten Offering and (C) to take such actions as may be necessary to close the sale of Registrable Securities contemplated by such Demand Registration, including without limitation, waiving any conditions to closing such sale which have not been fulfilled.

                  (ii) In the event that the Holder delivering a Demand Registration Notice determines not to proceed with a Demand Registration at any time before the Registration Statement with respect to such Demand Registration has been declared effective by the SEC, and such Holder reimburses the Company for all reasonable fees, costs and expenses incurred in connection therewith, then the Demand Registration Notice delivered by such Holder shall be deemed null and void and shall not constitute a request for a Demand Registration by such Holder under
         Section 3(a); provided, however, that any Holder that determines not to proceed with a Demand Registration, as provided immediately above, shall not be entitled to deliver a new Demand Registration Notice until, at the earliest, the first day of the next calendar quarter following the withdrawal of such Holder's prior Demand Registration Notice. If the Holder determines not to proceed with a Demand Registration (A) at any time at the request of the Company, (B) as a result of a Material Adverse Change or (C) because, for any reason other than the failure of the selling Holders to comply with any covenant or agreement set forth in this Agreement, the Registration Statement relating thereto is not declared effective by the SEC within one hundred twenty (120) days after the initial filing by the Company of such

          Registration Statement with the SEC then, in any such case, such Holder will not be required to reimburse the Company for the fees, costs and expenses incurred in connection with such Demand Registration in order to preserve its Demand Registration right under this Agreement, and the Demand Registration Notice delivered by such Holder shall be deemed null and void and shall not constitute a request for a Demand Registration by such Holder under Section 3(a).

                  Section 4. Piggyback Registration. If, during the term of this Agreement, the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether (a) for its own account (other than in connection with (i) a Registration Statement contemplated by Section 3 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), (ii) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (iii) a dividend reinvestment plan) or (b) for the account of a holder of securities of the Company (a "Requesting Securityholder") pursuant to demand registration rights granted by the Company (other than a Registration Statement contemplated by Section 3), then the Company shall in each case give written notice of such proposed filing to all Holders at least fifteen (15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice by such Holder (which request shall set forth the amount of Registrable Securities of such Holder for which registration is requested), and the Company shall use its reasonable best efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of any such proposed public offering advises the Company that the total amount of securities which the Holders of Registrable Securities, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount of Registrable Securities to be offered for the accounts of the Holders shall be reduced pro rata, based upon the aggregate number of Registrable Securities intended to be included in such offering by such Holders, to the extent necessary to reduce the total amount of securities to be included in such proposed public offering to the amount such managing underwriter or underwriters reasonably and in good faith believes or believe will not jeopardize the success of such public offering before the securities offered by the Company or any Requesting Securityholder, as applicable, are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to any Holder; provided that the Company's obligations under Sections 5(a)(ii), 7 and 8 shall remain effective.

                  Section 5. Registration Procedures.

                  (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4, the Company shall:

                  (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective during the Registration Period (and upon the occurrence of any event described in Sections 5(a)(ii), 5(b) or 6(c) use its reasonable best efforts to cause such Registration Statement or a new Registration Statement to become effective), provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided further that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and each underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and each such underwriter;

                  (ii) notify the selling Holders of Registrable Securities and each managing underwriter, if any, promptly (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective,
         (B) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing,
         (D) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (E) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading;

                  (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                  (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (v) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                  (vi) use its reasonable best efforts to register or qualify, or cooperate with the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing; provided, however, that the Company will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

                  (vii) cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriter or underwriters;

                  (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                  (ix) otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                  (x) use its reasonable best efforts to make any filings required to be made with the New York Stock Exchange;

                  (xi) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by (x) the governmental agencies or authorities of any foreign jurisdiction and (y) a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities); provided, however, that, in connection with any offering of Registrable Securities, the Company shall not be obligated to register for sale or sell any Registrable Securities in any foreign jurisdiction;

                  (xii) in connection with any Underwritten Offering of Registrable Securities, enter into an underwriting agreement containing representations and warranties, covenants, conditions and indemnification provisions customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in such Underwritten Offering;

                  (xiii) give the Holders of Registrable Securities being sold, the underwriter or underwriters, if any, participating in any such disposition of Registrable Securities and their respective counsel and any accountant retained by such Holders or underwriter or underwriters such access to its books and records and such opportunities to discuss the business and financial condition of the Company with its officers and accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act, and give such Holders or underwriters a reasonable opportunity to review the Registration Statement and any amendment or supplement thereof before filing any thereof;

                  (xiv) deliver to each Holder participating in any Registration Statement not filed on Form S-3 under the Securities Act, a copy of the "comfort" letter or letters, or any updates thereof according to customary practice, of the independent certified public accountants who have certified the Company's financial statements included in such Registration Statement covering substantially the same matters with respect to such Registration Statement (including the Prospectus) and with respect to events subsequent to the date of the Company's financial statements as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities, and the Company will use its reasonable best efforts to cause such "comfort" letters to be addressed to such Holders; and

                  (xv) deliver to the Holders and any underwriters participating in any registered offering not filed on Form S-3 under the Securities Act an opinion and any updates thereof of outside counsel to the Company covering substantially the same matters as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities, addressed to each of such

         Holders and underwriters participating in such offering and dated the closing date thereof.

                  As a condition precedent to the participation in any registration hereunder, the Company may require each seller of Registrable Securities as to which any such registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

                  (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5(a)(ii)(D), (E) or (F), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until such Holder
(i) is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, (ii) receives copies of any required supplemented or amended Prospectus, or (iii) is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If reasonably requested by the Company, upon the occurrence of such event, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  Section 6. Holdback Agreements.

                  (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than inconnection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company prior to the date of this Agreement, each Holder agrees that if such Holder is reasonably requested to do so by the managing underwriter or underwriters, then such Holder shall not effect any public sale or distribution of Registrable Securities of the Company, except as part of such underwritten registration, during the period beginning thirty (30) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date.

                  (b) Restrictions on Sale. The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the thirty (30) day period prior to, and during the ninety (90) day period beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Demand Registration unless the Company agrees to include in any such public sale or distribution of securities all of the Registrable Securities otherwise to be included in such underwritten offering of Registrable Securities pursuant to such Demand Registration, (ii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date of this Agreement, enter into any agreement or contract that (A) would allow any holder or prospective holder of securities of the Company to include such securities in any registration statement filed by the Company to the exclusion of Registrable Securities that any Holder desires to include in any such offering or (b) conflicts with or limits or prohibits the full and timely exercise by the Holders of the rights herein to deliver a Demand Registration Notice and effect a Demand Registration or to join in any Registration Statement as contemplated by Section 4 hereof and (iii) it shall use its reasonable best efforts to secure the written agreement of each of its executive officers, directors and any holders of 10% or more of the Company's then outstanding Common Stock to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or right for such securities during the period described in clause (i) above.

                  (c) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3, if the board of directors of the Company determines that, in its good faith judgment, (i) it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary for purposes of disclosure to the stockholders or potential investors of the Company) be materially disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such Material Development Condition to be publicly disclosed, and (ii) the Company reasonably believes it would be required under the Securities Act to disclose such Material Development Condition in such Registration Statement, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") to any Holder of Registrable Securities included or to be included in such Registration Statement, (A) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (B) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (C) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement (but not the Company's obligation to expeditiously prepare) until, in any such case, such Material Development Condition shall be disclosed or in the good faith judgment of the board of directors of the Company, such Material Development Condition no longer exists (in either case, notice of which the Company shall promptly deliver to the Holders of Registrable Securities included or to be included in such Registration Statement). Notwithstanding the foregoing provisions of this
Section 6(c): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 3 by reason of any existing or anticipated Material Development Condition if at the time any other registration statement of the Company is then in effect under the Securities Act (the "Other Registration Statement") and the Company has a contractual right to cause selling stockholders to cease sales pursuant thereto or to withdraw the effectiveness of the Other Registration Statement and fails to do so, unless either such right arises out of a misstatement, omission or event that is applicable only to the Registration Statement and not to the Other Registration Statement; (2) in no event may such cessation or delay (A) be, for each such Registration Statement, for a period of more than forty-five (45) consecutive days from the giving of its Delay Notice to a Holder or Holders with respect to such Material Development Condition, as provided above, or (B) for each such Registration Statement, exceed in the aggregate one hundred twenty (120) days in any consecutive three hundred sixty-five (365) day period; (3) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided in this sentence, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition expires or, if sooner, as soon as practicable after the expiration of the forty-five
(45) day period referred to in the foregoing clause (2), and the Registration Period for such new Registration Statement shall be the greater of sixty (60) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (4) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.

                  (d) Limitation on Demand and Piggyback Registration Rights. Notwithstanding anything to the contrary contained in this Agreement, when, in the written opinion of counsel for the Company (which counsel shall be experienced in securities law matters and reasonably acceptable to the Holders) addressed and delivered to the Holders, registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities and that all Registrable Securities then held by each Holder can be sold within a three-month period commencing on the date of such opinion in a transaction or transactions exempt from the registration requirements of the Securities Act, the Holders shall have no rights pursuant to Sections 3 and 4 to request a Demand Registration or a piggyback registration in connection with such proposed sale and the Company shall promptly provide to the transfer agent and each Holder's broker in connection with any sale transaction an opinion as to the matters set forth in this paragraph, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

                  Section 7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including without limitation, with respect to "comfort" letters and opinions), the reasonable fees and disbursements of a single counsel selected by the Holder delivering the applicable Demand Registration Notice (or the Holders of a majority of the Registrable Securities proposed to be included in any Registration Statement pursuant to Section 4), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company, shall be borne by the Company, provided that the Company shall not be obligated to pay underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

                  Section 8. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein or by such Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished each Holder with the requested number of copies of the same. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit relating to such Holder so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other Persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. In no event shall any participating Holder have an obligation to indemnify any Person pursuant to this Section 8(b) for any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice and reasonably satisfactory to the indemnified party; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder, except to the extent that the substantive rights or defenses of the indemnifying party are prejudiced by reason of such failure; provided, further, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (1) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (2) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel in each applicable jurisdiction if reasonably required in any specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated thereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to the applicable Registration Statement.

                  Section 9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 9, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding, provided, however, that no such waiver and no such amendment, supplement or modification shall (a) adversely affect the rights of a Holder under Section 3 or Section 4 or (b) amend, modify or waive any provision of Section 5 in any material respect or this Section 9, in each case without the written consent of each Holder. Any such waiver and any such amendment, modification or supplement shall apply equally to each of the Holders and the Company. Notwithstanding the foregoing, a waiver or consent to departures from the provisions hereof that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of not less than a majority of the Registrable Securities proposed to be sold by such Holders pursuant to such Registration Statement.

                  Section 10. Term of Agreement; Survival of Indemnification. This Agreement may be terminated at any time by a written instrument signed by Holders of all of the Registrable Securities then outstanding. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding. The indemnification provisions contained in Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and shall survive the transfer of the Registrable Securities and termination of this Agreement.

                  Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                  (a) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company, in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder set forth on the signature page executed by such Holder, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention: Steve Fuhrman, Esq., telecopy: (212) 455-2502.

                  (b) If to the Company, initially at 2381 Executive Center Drive, Boca Raton, Florida 33431, attention: General Counsel, telecopy: (561) 912-4612 and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, attention: Joseph Halliday, Esq., telecopy: (917) 777-3260.

                  (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or telecopier, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

                  Section 12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 15. Jurisdiction; Forum. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 11, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                  Section 16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforce ability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  Section 17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to, any subsequent Holder of the Registrable Securities.

                  Section 18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          SUNBEAM CORPORATION



                                          By:_________________________________
                                                Name:
                                                Title:


                                          HOLDERS:

                                          MORGAN STANLEY SENIOR FUNDING, INC.



                                          By:
                                          Name:
                                          Title:

                                          Address:

                                          1585 Broadway
                                          New York, New York  10036
                                          Attention:  Michael Petrick
                                          Telecopy:  212-761-0713


                                          BANK OF AMERICA, N.A.



                                          By:
                                                Name:
                                                Title:

                         Address:

                                          335 Madison Avenue
                                          New York, New York  10017
                                          Attention:  Peter Wheelock
                                          Telecopy:  212-503-7080

                                          FIRST UNION NATIONAL BANK



                                          By:
                                                Name:
                                                Title:

                         Address:

                                          One First Union Center
                                          301 South College Street, DC-5
                                          Charlotte, North Carolina  28288-0737
                                          Attention:  Thomas Molitor
                                          Telecopy:  704-374-3300